Exhibit 10.1

Dear Dennis

This Letter Agreement constitutes a variation of the Agreement between you and Aon Group INC. whose registered office is situated at 200 East Randolph Street, Chicago, Illinois 60606, USA (the Group) and Aon Limited (formerly Aon Group Limited), 8 Devonshire Square, London, EC2M 4PL (the “Company”) dated 30 November 1998 (the “Agreement”).

IT IS HEREBY AGREED THAT IN CONSIDERATION OF THE COMPANY EXTENDING THE PERIOD OF YOUR AGREEMENT, THE AGREEMENT WILL BE VARIED AS SET OUT BELOW. ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT WILL CONTINUE TO APPLY:

1.                                       Clause 3 (A) of the Agreement shall be replaced with the following provision:

“This Agreement shall commence on 30 November 1998 and shall supersede all or any existing agreements which may exist between the Executive and any Group Company, and subject to the provisions for early termination contained herein (including but not limited to Clause 14 of the Agreement), the Executive’s employment shall continue until the Planned Expiration Date as defined in paragraph 4 of this Letter Agreement unless:

(i) on or before 20 September 2012, the Agreement shall be terminated by the Company giving to the Executive 36 months notice; or

(ii) after 20 September 2012, the Agreement shall be terminated by the Company giving the Executive notice equal to the number of days between the date of giving notice and the Planned Expiration Date; or

(iii) on or before 20 September 2010 (the “Earlier Termination Date”), the Agreement shall be terminated by the Executive giving to the Company 12 months’ written notice; or

(iv) after 20 September 2010 up until the Planned Expiration Date, the Agreement shall be terminated by the Executive giving to the Company 6 months written notice expiring at any time before the Planned Expiration Date.”

2                                        Clause 3 (B) of the Agreement shall continue to apply only up until the Earlier Termination Date. Between the 21 September 2010 and the Planned Expiration Date, Clauses 3 (B) (i), (ii), (iii), (iv) and (v), and (C) of the Agreement shall be replaced with the following provision:

“Notwithstanding anything to the contrary in sub-clause 3 (A) above, the Company may make a payment of basic salary only in lieu of notice for a period equivalent to the applicable notice period referred to in Clause 3 (A). The Company will not make any provision for the continuation of any additional benefits as set out in paragraphs 15, 16 and 17 of the Schedule to the Agreement (or for payment in lieu thereof) or for the provision of any car allowance, pension or bonus for the period equivalent to the notice period referred to in Clause 3 (A) (or for payment in lieu thereof).”

3.     Clause 3 (D) of the Agreement shall be replaced with the following provision:

Subject to Paragraph 2 of this Letter Agreement the Executive shall be entitled to participate in any bonus scheme as described in 4 (C) below, on a pro-rata basis in his final year of service under this Agreement, should his final date of employment or date of notice under Paragraph 1 of this Letter Agreement, whichever is earlier, in his final year of service under this Agreement fall other than the date on which the bonus is calculated.

4.                                       In variation of Paragraphs 3 and 5 of the Schedule to the Agreement, the Planned Expiration Date shall be 20 September 2015 and the Normal Retirement Date 20 September 2010.

5.                                     In variation of Paragraph 15 of the Schedule to the Agreement, the following shall be added as Paragraph 15 (f) of this Schedule:

With effect from the date of this Letter Agreement the Company will pay interest on a mortgage on the Executive’s principal residence of up to £120,000 per annum directly to the lender.  Interest is payable up to the Executive’s 60th birthday or termination of your contract of employment if earlier.

End — next page is signature page

IN WITNESS whereof this variation to the Agreement has been entered into by:

SIGNED for and on behalf of Aon Group, Inc. by:

President and Chief Executive Officer	/s/ Gregory C. Case

GREGORY C CASE

SIGNED for and on behalf of Aon Limited by:

Director	/s/ David P. Bolger

Signed as a deed and delivered by the said Executive

/s/ Dennis L. Mahoney

MR DENNIS LEONARD MAHONEY

Date	July 19, 2006

In the presence of:

Name	Jeremy Farmer

Address:	Aon Corporation
.
200 E. Randolph St.

Chicago, IL 60601

Occupation	Senior Vice President — Aon Corporation